EXHIBIT 21.0




                            LIST OF SUBSIDIARIES





                         Subsidiaries and Divisions




                     FLOWTRON OUTDOOR PRODUCTS DIVISION
                       VORNADO POWER PRODUCTS DIVISION
                          AUTOMATIC RADIO DIVISION
                     AUTOMATIC RADIO INTERNATIONAL CORP.
                                ECHOVISION



                            CORPORATE OFFICES
                              2 Main Street
                            Melrose, MA  02176